Exhibit 99.1

Atlas Energy Solutions Enters Agreement with Caterpillar Inc. to Secure Power Generation Assets Through 2029 To Support Private Grid Development Pipeline

Austin, TX – March 10, 2026 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today announced the execution of a Global Framework Agreement (the “GFA”) with Caterpillar Inc. (NYSE: CAT) (“CAT”) covering approximately 1.4 gigawatts of incremental power generation assets, with orders scheduled for 2027 through 2029. With the successful deployment of these assets, Atlas forecasts to own and operate approximately 2.0 gigawatts of power generation assets by 2030.

The incremental capacity will be fulfilled through a portfolio of large load, power dense natural gas reciprocating generator sets, including CG260-16 stationary units designed for behind the meter (“BTM”) deployments and G3520 series units suitable for both BTM and bridge power applications. Under the agreement, Atlas will provide rolling demand forecasts and commit to aggregate purchase obligations of approximately $840 million over the term of the agreement, while CAT will reserve corresponding manufacturing capacity in-line with agreed upon forecasts.

John Turner, President & CEO, commented, “Atlas’ core power strategy of connecting private capital to private grid systems is dependent upon a secure supply of the right equipment, deployable at the right time. This agreement ensures supply certainty, pricing discipline, and execution reliability as we build out this platform. Atlas is well positioned in the behind-the-meter market at a pivotal moment. The build-out of AI infrastructure and manufacturing reshoring are driving unprecedented power demand growth, and grid limitations are pushing industrial customers to seek alternative power solutions through private grid systems. This structural supply--demand imbalance presents a compelling multi-year growth opportunity for Atlas, and we look forward to partnering with CAT in the execution of this strategy and delivering reliable, resilient, private grid solutions to our customers.”

Long-Term Power Strategy Presentation

The Company will also post an investor presentation titled “Long-Term Power Strategy” at https://ir.atlas.energy/ in the "Presentations” section under “News & Events” tab on the Company’s Investor Relations webpage today.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes distributed power systems, oilfield logistics, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on a core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: the successful deployment of the equipment purchased under the GFA, the suitability of the equipment purchased for our and our customers’ applications, expected growth and opportunities in our power business and the power market; expansion and growth of Atlas’s business related to the GFA, our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether our business strategy will achieve its anticipated benefits and projected results within the expected time period or at all; our ability to participate in and execute on opportunities in the private grid power market; the continued growth of demand in the private grid power market; changes in local, state and federal regulations that may impact the private grid power market; unforeseen or unknown liabilities, future capital expenditures and potential litigation; unexpected future capital expenditures; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine, Israel and Hamas, and the United States and Israel and Iran; increasing hostilities and instability in the Middle East; higher than expected costs to operate our proppant production and processing facilities or the Dune Express; the volume of proppant we are able to sell and our ability to enter into supply contracts for our proppant on acceptable terms; the prices we are able to charge, and the margins we are able to realize, from our sales of proppant, logistics services, or mobile power generation; the demand for and price of proppant and power generation, particularly in the Permian Basin; the domestic and foreign supply of and demand for oil and natural gas; the effects of actions by, or disputes among or between, members of OPEC+ with respect to production levels or other matters related to the prices of oil and natural gas; customer concentration, the potential for future consolidation amongst current or potential customers and the possibility that customers may not continue to outsource their power system needs, which could affect demand for our products and services, especially in the power generation industry; inability of our customers to take delivery; any planned or future expansion projects or capital expenditures; inaccuracies in estimates of volumes and qualities of our frac sand reserves; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; volatility in political, legal and regulatory environments; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 24, 2026 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy